Exhibit 99.1

Comstock Regains Compliance with NASDAQ Stockholders’ Equity Rule

RESTON, VA—(Marketwire – 11/30/09) - Comstock Homebuilding Companies, Inc. (NASDAQ:CHCI - News) (“Comstock” or the “Company”) today announced that on November 25, 2009, it had received notice from the NASDAQ Listing Qualifications Panel that the Company had regained compliance with the stockholders’ equity requirement in Listing Rule 5550(b)(1). Accordingly, the Panel had determined to continue the listing of the Company’s securities on the NASDAQ Capital Market.

About Comstock Homebuilding Companies, Inc.

Established in 1985, Comstock Homebuilding Companies, Inc. is a publicly traded, diversified real estate development firm with a focus on a variety of for-sale residential products. The company currently actively markets its products under the Comstock Homes brand in the Washington, D.C. metropolitan area and the Raleigh, NC market. Comstock Homebuilding Companies, Inc. trades on NASDAQ under the symbol CHCI. For more information on the Company or it projects please visit www.comstockhomebuilding.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission on March 31, 2009. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.